SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

BIO-RAD LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

BIO-RAD LABORATORIES, INC.

TO BE HELD APRIL 28, 2009

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc., a Delaware corporation (“Bio-Rad” or the “Company”), will be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 28, 2009 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

(1)	The election of two directors of the Company by the holders of outstanding Class A Common Stock and five directors of the Company by the holders of outstanding Class B Common Stock;

(2)	A proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009; and

(3)	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on March 2, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed proxy will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about April 3, 2009.

Important Notice Regarding the Internet Availability of Proxy Materials for our 2009 Annual Meeting of Stockholders to be held on April 28, 2009:

The proxy statement and annual report of

Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 3, 2009

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2009

Information Regarding Proxies

Our Board of Directors is soliciting the enclosed proxy in connection with our annual meeting of stockholders to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 28, 2009 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card are first being mailed on or about April 3, 2009 to all stockholders entitled to vote.

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. We may retain Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $6,500.

Shares for which a properly executed proxy in the enclosed form is returned will be voted at our annual meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s), and to approve those other matters that may properly come before the annual meeting at the discretion of the person named in the proxy. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy.

Voting Securities

Our securities entitled to vote at the meeting consist of shares of our Class A Common Stock and Class B Common Stock, both $0.0001 par value (collectively, “Common Stock”). 22,185,669 shares of Class A Common Stock and 5,134,698 shares of Class B Common Stock were issued and outstanding at the close of business on March 2, 2009. Only stockholders of record at the close of business on March 2, 2009 will be entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of our Voting Power, as hereinafter defined, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The stockholders do not have any right to vote cumulatively in any election of directors. Under Delaware law, directors elected by each class shall be elected by a plurality of the votes in the respective class.

On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes voting separately), the affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the two directors to be elected by the holders of our Class A Common Stock, the two director nominees receiving the highest number of affirmative votes will be elected. With respect to the five directors to be elected by the holders of our Class B Common Stock, the five director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked to withhold authority with respect to the election of one or more director nominees will not be voted with respect to the director nominee(s) indicated, although it will be counted for purposes of determining the presence of a quorum. The proposal to ratify the appointment of our independent auditors must receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting in order for the proposal to be approved. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table presents certain information as of March 2, 2009 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3)	—	0.0%	4,060,054	79.1%
1000 Alfred Nobel Drive
Hercules, CA 94547

Ariel Investments, LLC(4)	1,730,364	7.8%	—	0.0%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

Barclays Global Investors, NA(5)	1,276,446	5.8%	—	0.0%
400 Howard Street
San Francisco, CA 94105

TimesSquare Capital Management, LLC(6)	1,181,675	5.3%	—	0.0%
1177 Avenue of the Americas, 39th Floor
New York, NY 10036

David & Alice N. Schwartz(7)(8)(9)(10)	3,207,493	14.5%	4,653,288	87.9%
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547

Norman Schwartz(7)(9)(11)(12)(13)	211,454	1.0%	4,395,818	81.7%
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547

Steven Schwartz(7)(11)(13)(14)	164,867	0.7%	4,074,094	79.3%
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547

James J. Bennett	36,566	0.2%	47,454	0.9%

John Goetz(9)	66,204	0.3%	—	0.0%

Albert J. Hillman	8,908	0.0%	8,234	0.2%

Ruediger Naumann-Etienne	3,000	0.0%	—	0.0%

Louis Drapeau	—	0.0%	—	0.0%

Sanford S. Wadler(9)	17,433	0.1%	—	0.0%

Christine A. Tsingos(9)	14,987	0.1%	—	0.0%

All directors and executive officers as a group(9)(13 persons)	3,641,956	16.3%	5,044,740	91.0%

(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 14.9%; Ariel Investments, LLC 6.3%; Barclays Global Investors, N.A. 4.7%; TimesSquare Capital Management, LLC 4.3%, David and Alice N. Schwartz 28.6%; Norman Schwartz 16.7%; Steven Schwartz 15.5%; James J. Bennett 0.3%; John Goetz 0.2%; Albert J. Hillman 0.1%; Ruediger Naumann-Etienne 0.0%; Louis Drapeau 0.0%; Sanford S. Wadler 0.1%; Christine A. Tsingos 0.1%; and all directors and executive officers as a group 31.2%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	David Schwartz, Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.

(4)	Based solely on an amended Schedule 13G filed on February 13, 2009 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G filed on February 5, 2009 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Based solely on a Schedule 13G filed on February 4, 2008 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(7)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

(8)	David and Alice N. Schwartz each have a one-half community property interest in these shares. Also includes 34,311 shares of Class A Common Stock held by the David and Alice N. Schwartz Charitable Remainder Unitrust of which David and Alice N. Schwartz are the sole trustees. Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which David and Alice N. Schwartz are general partners. Also, includes 336,582 shares of Class A Common Stock held by the David Schwartz 2007 Retained Annuity Trust and 233,418 shares of Class A Common Stock held by the David Schwartz 2008 Retained Annuity Trust, each of which David Schwartz is the trustee and a third party is a special trustee who votes these shares, and 336,582 shares of Class A Common Stock held by the Alice N. Schwartz 2007 Retained Annuity Trust and 233,418 shares of Class A Common Stock held by the Alice N. Schwartz 2008 Retained Annuity Trust, each of which Alice N. Schwartz is the trustee and a third party is a special trustee who votes these shares.

(9)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of March 2, 2009, under the Company’s employee stock purchase plan and stock option agreements, as follows: David Schwartz, 157,958 Class B shares; Norman Schwartz, 247,990 Class B shares; John Goetz, 44,838 Class A shares; Sanford S. Wadler, 5,726 Class A shares; Christine A. Tsingos, 12,292 Class A shares, and all directors and officers as a group, 129,581 Class A shares and 405,948 Class B shares.

(10)	Includes the following total amount of shares pledged as security: 1,227,451 shares of Class A Common Stock and 41,176 shares of Class B Common Stock.

(11)	Norman Schwartz and Steven Schwartz are sons of David and Alice N. Schwartz.

(12)	Includes 11,200 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(13)	Includes 37,825 shares of Class A Common Stock pledged as security.

(14)	Includes 2,519 shares of Class A Common Stock and 11,200 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

I. ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. The seven persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. All are currently our directors with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. David Schwartz and Alice N. Schwartz are husband and wife; Norman Schwartz is their son. No other family relationships exist among our current and nominated directors or executive officers. As husband and wife, David and Alice N. Schwartz share equally in all remuneration and other benefits accorded to either of them by us.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The persons named in the proxy intend to vote the shares subject to such proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by them for director.

Name	Class of Common Stock to Elect	Age	Present Principal Employment and Prior Business Experience	Director Since

James J. Bennett	Class B	80	Retired in 2002 as our Chief Operating Officer, in which capacity he served since 1993, and our Executive Vice President, in which capacity he served since 1996; our Vice President and Group Manager, Clinical Diagnostics from 1985 to 1993; our Vice President and Chief Operating Officer from 1977 to 1985.	1977

Louis Drapeau	Class A	65	Board member of Bionovo, Inc. since 2008; Chief Executive Officer of InSite Vision since 2008, Vice President and Chief Financial Officer since 2007; Board member of Intermune, Inc. since 2007; Senior Vice President and Chief Financial Officer of Nektar Therapeutics from 2006 to 2007; Senior Vice President and Chief Financial Officer of BioMarin Pharmaceutical from 2002 to 2005, Acting Chief Executive Officer from 2004 to 2005; Arthur Andersen from 1971 to 2002, Partner in the firm from 1983 to 2002 and Managing Partner from 1985 to 1997.	2007

Albert J. Hillman	Class A	77	Retired from active practice in 1996; Of Counsel to the law firm of Townsend and Townsend and Crew from 1995 through 2005 and partner in the firm from 1965 to 1995, which firm serves as our patent counsel.	1980

Name	Class of Common Stock to Elect	Age	Present Principal Employment and Prior Business Experience	Director Since

Ruediger Naumann-Etienne	Class B	62	Owner and Managing Director of Intertec Group since 1989; Chairman of Cardiac Science since 2006; Chairman of Quinton Cardiology Systems from 2000 to 2005 and Chief Executive Officer of Quinton Cardiology Systems from 2000 to 2003; Director of Varian Medical Systems since 2003; and Director of Encision Inc. since 2008.	2001

Alice N. Schwartz	Class B	82	Retired since 1979; Research Associate, University of California, from 1972 to 1978.	1967

David Schwartz	Class B	85	Chairman of the Board since 1957. Previously our President and Chief Executive Officer from 1957 through 2002.	1957

Norman Schwartz	Class B	59	Our President and Chief Executive Officer since January 1, 2003; our Vice President from 1989 to 2002; our Group Manager, Life Science, from 1997 to 2002; and our Group Manager, Clinical Diagnostics, from 1993 to 1997.	1995

In addition to David Schwartz and Norman Schwartz, the following persons were our executive officers during all or part of 2008: Bradford J. Crutchfield, John Goetz, Giovanni Magni, Ronald W. Hutton, Christine A. Tsingos and Sanford S. Wadler. Bradford J. Crutchfield (age 46) was appointed Vice President and Group Manager of the Life Science Group in 2003. Previously, he held various positions within Bio-Rad since joining us in 1985, including Managing Director, Bio-Rad Microscience, and Manager of our BioMaterials Division. John Goetz (age 59) was appointed Vice President and Group Manager of the Clinical Diagnostics Group in 2000. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager, Quality Systems Division and Operations Manager of the Diagnostics Group. Giovanni Magni (age 52) was appointed Vice President and International Sales Manager in 2004. Previously, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Southern Europe and Diagnostics Group Operation Manager, France. Ronald W. Hutton (age 51) has been our Treasurer since 1997. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997. Christine A. Tsingos (age 50) was appointed our Chief Financial Officer in 2002 and Vice President in 2003. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from October 2000 to July 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from November 1999 to September 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from May 1990 to November 1999. Sanford S. Wadler (age 62) has been our General Counsel and Secretary since 1989 and was appointed Vice President in 1996. Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Our Board of Directors has no nominating committee or other committees performing similar functions. During 2008, our Board of Directors held a total of 11 meetings (including regularly scheduled and special meetings) and no director attended fewer than 75% of such meetings and meetings of any committee on which such director served.

Audit Committee

During 2008 our Audit Committee was composed of Louis Drapeau, Albert J. Hillman and Ruediger Naumann-Etienne.

All three Audit Committee members are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that Ruediger Naumann-Etienne and Louis Drapeau are financial experts. The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee met 10 times in the year 2008. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

Compensation Committee

Our Compensation Committee, consisting of two directors, Albert J. Hillman and Ruediger Naumann-Etienne, met 2 times in 2008. Our Compensation Committee reviews and approves our executive compensation policies. Our Compensation Committee does not have a charter. A more complete discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating Committee Functions

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Each member of our Board of Directors participates in the consideration of director nominees. Albert J. Hillman, Ruediger Naumann-Etienne and Louis Drapeau are all “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual; James J. Bennett, David Schwartz, Alice N. Schwartz and Norman Schwartz are not. However, because we are controlled by the Schwartz family, we are a “controlled company” for purposes of the New York Stock Exchange listing standards, and thus we are not required to have a standing nominating committee comprised solely of independent directors.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to be considered for inclusion in next year’s proxy statement, any such nominations must be properly submitted by December 4, 2009.

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for Directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included on the attached proxy card was recommended for inclusion by all of the other members of our Board of Directors.

Communications with the Board of Directors

Individuals, including stockholders, can communicate with our Board of Directors by mailing a written communication to:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board.

Board of Directors’ Policy Regarding Board Members’ Attendance at Annual Meetings

Every member of our Board of Directors is expected to attend our annual meeting of stockholders in person, absent extraordinary circumstances such as a personal emergency. Six of our directors attended last year’s annual meeting of stockholders in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed of Albert J. Hillman and Ruediger Naumann-Etienne. No member of our Compensation Committee was at any time during 2008 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during 2008.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, 10% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that any transaction proposed, initiated or approved by our employees that poses an actual or potential conflict of interest requires the prior written approval of our Chief Executive Officer. In addition, our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us. In addition, each quarter we require our regional managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. Also, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Philosophy

Our named executive officers are: Norman Schwartz, President and Chief Executive Officer; Christine Tsingos, Vice President and Chief Financial Officer; David Schwartz, Chairman of the Board; John Goetz, Vice President and Group Manager of the Clinical Diagnostics Group; and Sanford S. Wadler, Vice President, General Counsel and Secretary. We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the types of employees and executives who will move our business forward. We also want our executive compensation program to align the interests of the executives with the interests of the Company and its shareholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.

•	To use executive pay practices that are commonly found in our industry, as appropriate.

•	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.

•	To maintain a ‘pay for performance’ outlook, particularly in our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three elements of compensation (base pay, potential performance-based bonus payments and equity awards) individually and as a complete package. We do not take into account amounts that a named executive officer may have realized with respect to a prior year as a result of performance-based bonus payments or stock option exercises when we establish pay levels and goals for the current year. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent.

The Components of Our Executive Compensation Program

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short term cash performance-based program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program. We use this mix of compensation types for a variety of reasons:

•	These types of programs, as a package, are typically offered by the types of companies from which we typically seek executive talent.

•	These programs, as a package, provide an immediate and a long term incentive for the executive officers, thereby helping to align the executives’ interests with those of the Company.

•	These programs, as a package, provide the executives with short and long term rewards.

•	We apply differing performance goals to the various types of rewards to help motivate the executives to accomplish separate and diverse corporate and individual goals.

We also provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit sharing plan contributions and group term life insurance. We do not provide the executives with any benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers.

Our Process for Setting Executive Compensation

Our Human Resources Department provides various types of compensation information to the President/Chief Executive Officer and to the Compensation Committee for their consideration and reference in the evaluation and eventual determination of each executive’s total compensation package. The Compensation Committee’s focus is on the compensation of the Chairman of the Board and the President/Chief Executive Officer. The President/Chief Executive Officer determines the compensation for the officers who directly report to him, including three of the named executive officers. Our process for setting executive compensation is described below.

Base Pay

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels which cover over 1,000 U.S. based companies, varying in size and industry and prepares a report summarizing their findings. These surveys include the Radford Executive Survey, which provides data for vice president-and-above-level positions from a wide range of technology sub-industries, and the SIRS Executive Compensation Survey, which provides information for executive positions focusing on engineering, program management and research development jobs in the life sciences, consumer products and high technology industries. From this information, we determine the market median salary for each executive position and establish a guideline range from 80% to 120% of the median for each position. In addition, we look at the compensation of a smaller group of companies in industry sectors in which we compete to provide additional guidance in setting base pay. This group is mostly comprised of the companies in our peer group, which is discussed below under the section titled “Incentive Bonus Plan (Cash Based Incentive Program).” Our Human Resources Department reviews this information with the President/Chief Executive Officer, and with respect to the Chairman and President/Chief Executive Officer directly with the Compensation Committee, who then decide if the individual base pay levels of executives need to be adjusted within the guideline ranges. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies mostly within our peer group with respect to our President/Chief Executive Officer’s base pay. Other factors considered in determining base pay are:

•	The financial position of the Company compared to the previous year

•	General economic conditions both nationally and in the local market of our corporate office

•	The executive’s achievement of individual performance goals established for the year; and

•	Where the executive’s current base pay falls within the pay range guidelines.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the President/Chief Executive Officer and the Chairman, and the President/Chief Executive Officer, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

Incentive Bonus Plan (Cash Based Incentive Program)

All of our named executive officers, except David Schwartz, participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, except David Schwartz, as well as other employees, operates on a calendar year basis. Prior to the beginning of the year, metrics in three areas of achievement are created and approved by executive management. These metrics typically include targets for the following measures: sales, direct contributions from operations, and strategic business goals. In some cases, we may include the assets of the Company or our divisions as an additional target, which is based on an average of the days that inventory has been on hand and sales in accounts receivable have been outstanding. We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate. For our named executives, these metrics are applied at the company-wide level and/or at the division level. We believe these metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding sales, profitability, business and/or asset goals, we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels in sales and/or direct contributions are satisfied. If the sales and/or direct contributions goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals. Payments are typically made during the first quarter of the following year. We have no policy regarding the adjustment or recovery of IBP awards in the event that an accounting restatement results in corporate goals not being satisfied. We establish the target bonus levels, in part, by reviewing competitive market data of companies in our peer group. The target bonus levels for our named executives in 2008 are set forth in the table, “Grants of Plan-Based Awards Table.”

In order to determine which companies to include in our peer group, we look for companies that are comparable to ours in at least two of a number of ways including:

•	Companies in our industry

•	Companies whose size is similar to ours as measured by sales, market capitalization or asset base

•	Companies who are in our geographic proximity

•	Companies with whom we compete for employee talent

•	Manufacturing companies

•	U.S. based public companies

The companies we currently consider comprising our peer group are Affymetrix, Life Technologies, Beckman Coulter, Becton Dickinson, Biogen Idec, Dade Behring, Genentech, Meridien BioScience, Millipore, Perkin-Elmer, Qiagen, Sepracor, Sigma Aldrich, Thermo Fisher Scientific and Varian.

Our Company has made discretionary bonus payments to employees. No such payments were made to any of the named executive officers in the last five years except to David Schwartz in lieu of his participation in the IBP in 2007 and 2008, as set forth in the “Summary Compensation Table.”

Equity Compensation

Another key component of our executive compensation program is equity grants. We make grants of restricted stock and options to purchase our stock to the named executive officers, as well as other employees, under our 2007 Equity Incentive Plan.

In 2008, we granted non-qualified stock options and restricted stock to our named executive officers. We generally grant options to purchase Class A Common Stock to all named executive officers, except for David Schwartz and Norman Schwartz who have received options to acquire Class B Common Stock. The holders of Class B Common Stock have certain preferential voting rights, as described in the section titled “Voting Securities” above. David Schwartz and Norman Schwartz receive options to acquire Class B Common Stock because the Schwartz family has, and plans to retain, a controlling interest in our Company through its ownership of Class B Common Stock. All options have an exercise price equal to fair market value on the date of grant, except for incentive stock options, or ISOs, granted in previous years to David Schwartz and Norman Schwartz, which have an exercise price equal to 110% of fair market value on the date of grant as required by IRC

Section 422(c)(5). Options granted to named executive officers generally vest on a five year basis, at a rate of 20% of the option grant on each anniversary date of the grant. All of the options have a ten year term, except for ISOs granted to David Schwartz and Norman Schwartz which are limited to a five year term under IRC Section 422(c)(5). All options granted prior to 2005 are fully vested as of the date of this report. Restricted stock granted to our named executives in 2008 vests on a five year basis at a rate of 20% per year beginning one year from the grant date. We grant a combination of restricted stock and stock options to our named executive officers to align ourselves with current market equity compensation practices.

Our process for granting equity to named executive officers has been as follows: we first determine an equity pool containing a number of shares that approximates a percentage of our outstanding shares as of the prior year end up to a limit of 1.2%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation, the amount of equity granted to all eligible employees, including our named executive officers, is then determined based on a general review of certain market information provided by outside independent equity compensation surveys which cover large numbers of U.S. companies varying in size and industry. Based on all this information, management creates equity grant guidelines which provide a range of potential option grants based on job position/salary grade, including for the positions of our named executives.

Using the equity grant guidelines established by our Human Resources Department upon review of the survey data, and considering individual performance, management suggests an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviews the suggested allocation of awards and makes a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors makes its own determination as to the size of the grants to individuals. The Board provides the approved equity grant and pricing information to the Chief Executive Officer/President for implementation. The Board of Directors met and approved the 2008 equity grants to our executives on June 11, 2008, which was the grant date.

We believe that the grant of restricted stock and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

•	The restricted stock and the options align the executive’s financial interest with the Company’s and the shareholders’ interests.

•	The restricted stock and options help us retain the executives in a competitive market.

The executives benefit because:

•	They can realize additional income if our shares increase in value.

•	With respect to options, they have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our named executive officers. We have no corporate policy regarding an executive’s hedging of their Company shares.

Other Compensation

The Company provides its executive officers with the following benefits that are also available to all of its regular status employees:

401(k) Plan. The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit sharing contribution to all regular status employees with more than one year of service. The Profit Sharing contribution is made on a quarterly basis and is subject to certain limitations imposed by the Code. The Profit Sharing contribution is subject to a three year cliff vesting schedule. Each of our named executive officers received a contribution in the amount of $11,500 from the Company in 2008.

Health and Welfare Benefits. The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 80% of the premiums associated with these programs on behalf of all of its regular status employees and their dependents in 2008.

Term Life Insurance. In addition to the forgoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $500,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006:

Name and Prinicipal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	All Other Compensation ($)[5]	Total ($)
Norman Schwartz	2008	690,450		310,737	1,327,372	559,212	13,822	2,901,593
President and Chief Executive Officer	2007	628,465	—	77,869	1,189,991	560,847	13,513	2,470,685
	2006	526,065	—	—	1,241,932	266,938	11,774	2,046,709

Christine A. Tsingos	2008	377,180		24,870	77,180	197,043	12,032	688,305
Chief Financial Officer	2007	357,680	—	6,256	76,109	212,781	11,782	664,608
	2006	323,116	—	—	91,260	146,180	11,000	571,556

David Schwartz	2008	520,065	208,000	41,514	147,433	—	19,170	936,182
Chairman of the Board	2007	520,065	234,000	10,403	146,860	—	18,882	930,210
	2006	515,760	—	—	201,119	261,709	16,325	994,913

John Goetz	2008	470,834		29,097	100,418	298,644	15,227	914,220
Vice President	2007	443,834	—	7,320	101,580	300,654	11,250	864,638
	2006	399,527	—	—	127,901	183,003	12,898	723,329

Sanford S. Wadler	2008	363,627		24,870	77,180	181,781	16,316	663,774
General Counsel and Secretary	2007	355,065	—	6,256	76,639	228,975	15,932	682,867
	2006	355,065	—	—	98,387	160,638	12,336	626,426

[1]

The amounts included in the “Bonus” column represent discretionary bonus payments made to David Schwartz in 2008 and 2009 in lieu of his participation in the IBP in 2007 and 2008, respectively. These payments were made in recognition of his services to our Company, including his contribution to our purchase of DiaMed Holding AG.

[2]

The amounts included in the “Stock Awards” column represent the compensation cost that was recognized by the Company in fiscal years 2007 and 2008 related to awards of restricted stock granted during such years as determined in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” The valuation assumptions used in determining such amounts are described in Note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the Securities and Exchange Commission on February 27, 2009. In accordance with the rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the “Grants of Plan-Based Awards Table” for more information regarding awards of restricted stock during fiscal year 2008.

[3]

The amounts included in the “Option Awards” column represent the compensation cost that was recognized by the Company in fiscal years 2006, 2007 and 2008 related to grants of options during such years and previous fiscal years determined in accordance with SFAS No. 123(R). The valuation assumptions used in determining these amounts are described in Notes 9 and 10 to the Company’s audited financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2008 and December 31, 2005, respectively, and filed with the Securities and Exchange Commission on February 27, 2009 and March 3, 2006, respectively. In accordance with the rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the “Grants of Plan-Based Awards Table” for more information regarding grants of options during fiscal year 2008.

[4]

“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2006, 2007 and 2008 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned in 2006 were paid during fiscal year 2007, amounts earned in 2007 were paid during fiscal year 2008 and amounts earned in 2008 were paid in fiscal year 2009.

[5]

“All Other Compensation” represents: contributions to each of our named executive officers of $11,000 in 2006, $11,250 in 2007 and $11,500 in 2008 to our tax qualified profit sharing plan; and term life insurance costs paid on behalf of certain named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2008 (the named executive officers participate in both a cash based incentive program and an equity program):

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]
Norman Schwartz	—	34,519	483,269	966,539
	6/11/2008				12,500			1,106,000
	6/11/2008					37,500	88.48	1,764,101
Christine A. Tsingos	—	18,856	169,702	339,404
	6/11/2008				1,000			88,000
	6/11/2008					3,000	88.00	102,296
David Schwartz	—	—	—	—
	6/11/2008				1,670			147,761
	6/11/2008					5,000	88.48	163,926
John Goetz	—	23,538	235,385	470,769
	6/11/2008				1,170			102,960
	6/11/2008					3,500	88.00	119,345
Sanford S. Wadler	—	18,178	145,425	290,849
	6/11/2008				1,000			88,000
	6/11/2008					3,000	88.00	102,296

[1]

These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2008 pursuant to the IBP. Actual amounts earned for fiscal year 2008 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan.”

[2]

Represents restricted stock grants made under our 2007 Incentive Award Plan. Restricted stock granted vests over a five-year period at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[3]

Represents the grant of non-qualified stock options made under our 2007 Incentive Award Plan. Option awards have a ten-year term and vest over five years at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[4]	The exercise price of Class A and Class B Option awards is the closing price of the Company’s stock on the grant date.

[5]

The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with SFAS No. 123(R). The valuation assumptions used in determining these amounts are described in Note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2008:

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Vested Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not (#)[5]
Norman Schwartz	9/19/2000	5,490	—	—	11.94	9/19/2010	—	—
	2/6/2002	2,072	—	—	28.88	2/6/2012	—	—
	2/5/2003	61,487	—	—	36.00	2/5/2013	—	—
	2/4/2004	—	1,869	—	58.85	2/4/2009	—	—
	2/4/2004	51,432	10,989	—	53.50	2/4/2014	—	—
	2/9/2005	—	1,772	—	62.04	2/9/2010	—	—
	2/9/2005	46,440	29,188	—	56.40	2/9/2015	—	—
	4/3/2006	—	1,587	—	69.30	4/3/2011	—	—
	4/3/2006	31,400	45,513	—	63.00	4/3/2016	—	—
	8/1/2007	7,500	30,000	—	75.00	8/1/2017	10,000	697,100
	6/11/2008	—	37,500		88.48	6/11/2018	12,500	871,375
Christine A. Tsingos	2/5/2003	1,500	—	—	35.50	2/5/2013	—	—
	2/4/2004	1,992	1,200	—	53.75	2/4/2014	—	—
	2/9/2005	3,000	2,000	—	57.49	2/9/2015	—	—
	4/3/2006	2,000	3,000	—	62.47	4/3/2016	—	—
	8/1/2007	600	2,400		75.32	8/1/2017	800	60,248
	6/11/2008	—	3,000		88.00	6/11/2018	1,000	75,310
David Schwartz	9/19/2000	72,500	—	—	11.94	9/19/2010	—	—
	2/6/2002	54,850	—	—	28.88	2/6/2012	—	—
	2/5/2003	8,000	—	—	36.00	2/5/2013	—	—
	2/4/2004	523	1,869	—	58.85	2/4/2009	—	—
	2/4/2004	7,477	131	—	53.50	2/4/2014	—	—
	2/9/2005	—	1,773	—	62.04	2/9/2010	—	—
	2/9/2005	6,000	2,227	—	56.40	2/9/2015	—	—
	4/3/2006	—	1,587	—	69.30	4/3/2011	—	—
	4/3/2006	4,000	4,413	—	63.00	4/3/2016	—	—
	8/1/2007	1,000	4,000	—	75.00	8/1/2017	1,336	93,133
	6/11/2008	—	5,000	—	88.00	6/11/2018	1,670	116,416

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Vested Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not (#)[5]
John Goetz	2/2/2000	5,680	—	—	11.94	2/2/2010	—	—
	9/19/2000	658	—	—	10.75	9/19/2010	—	—
	2/6/2002	10,000	—	—	28.61	2/6/2012	—	—
	2/5/2003	10,000	—	—	35.50	2/5/2013	—	—
	2/4/2004	6,400	1,600	—	53.75	2/4/2014	—	—
	2/9/2005	4,200	2,800	—	57.49	2/9/2015	—	—
	4/3/2006	2,800	4,200	—	62.47	4/3/2016	—	—
	8/1/2007	700	2,800	—	75.32	8/1/2017	936	70,490
	6/11/2008	—	3,500	—	88.00	6/11/2018	1,170	88,113
Sanford S. Wadler	9/19/2000	1,000	—	—	10.75	9/19/2010	—	—
	2/6/2002	1,526	—	—	28.61	2/6/2012	—	—
	2/4/2004	—	1,200	—	53.75	2/4/2014	—	—
	2/9/2005	—	2,000	—	57.49	2/9/2015	—	—
	4/3/2006	—	3,000	—	62.47	4/3/2016	—	—
	8/1/2007	—	2,400	—	75.32	8/1/2017	800	60,248
	6/11/2008	—	3,000	—	88.00	6/11/2018	1,000	75,310

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Executive Compensation.”

[1]

Options granted prior to 2002 vest over four years at 25% per year on the yearly anniversary date of the grant. Options granted after January 1, 2002 vest over five years at 20% per year on the yearly anniversary date of the grant.

[2]

The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date with the exception of ISOs granted to Norman Schwartz and David Schwartz, which are priced at 110% of the closing price as required under the Internal Revenue Code due to their ownership interest in the Company.

[3]

Options granted generally have a ten-year term with the exception of ISOs granted to Norman Schwartz and David Schwartz which are limited to a five-year term as required under the Internal Revenue Code due to their ownership interest in the Company.

[4]	Restricted stock vests over a five-year period at a rate of 20% per year beginning one year from the grant date.

[5]	Market Value is calculated based on the closing price of the Company’s Common Stock on December 31, 2008, which was $75.31 for Class A shares and $69.71 for Class B shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value received upon exercise of stock options by the named executive officers in 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Norman Schwartz	6,296	314,800	2,500	216,650
Christine A. Tsingos	4,808	288,199	200	18,222
David Schwartz	132,524	9,573,637	334	28,944
John Goetz	16,842	1,282,855	234	21,320
Sanford S. Wadler	12,670	721,355	200	18,222

[1]	Represents the dollar value realized based on the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the option.

[2]	Represents the dollar value based on the fair market value of our Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2008 under defined pension or defined contribution plans.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Aside from provisions in our 2003 Stock Option Plan, 2007 Incentive Award Plan and our discretionary severance benefits, which are discussed in the next paragraph, we do not provide any additional payments to named executive officers upon their resignation, termination, retirement or upon a change of control. Our named executive officers do not currently have employment agreements with the Company.

Our 2003 Stock Option Plan provides that in the event of a “change of control”, all option shares will become fully vested and may be immediately exercised by the person who holds the option. Our 2007 Incentive Award Plan provides that in the event of a “change in control”, all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Our restricted stock award agreements currently provide that no such acceleration shall apply when the successor corporation assumes the equity awards or substitutes equivalent rights for such awards. Our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” The following table sets forth values that could have been realized by our named executive officers as of December 31, 2008 upon a change in control of our Company (in the case of accelerated equity) in the event the equity awards were not assumed or substituted by the successor corporation and as a result all unvested equity awards became fully vested, or upon termination of employment of the named executive officers (in the case of estimated severance pay):

Name	Potential Benefits Upon a Change in Control		Potential Post-Termination Benefits
	Intrinsic Value of Accelerated Stock Options ($)[1]	Intrinsic Value of Accelerated Restricted Stock ($)[2]	Estimated Severance Pay ($)
Norman Schwartz	906,555	1,568,475	700,000
Christine A. Tsingos	100,032	135,558	87,692
David Schwartz	95,923	209,548	520,000
John Goetz	138,320	158,603	475,000
Sanford S. Wadler	100,032	135,558	281,231

[1]	Intrinsic value is based on the difference between the closing price of our Common Stock on December 31, 2008 and the exercise price of the option.

[2]	Intrinsic value is based on the closing price of our Common Stock on December 31, 2008.

DIRECTOR COMPENSATION

Our Board of Director compensation is established by the Chairman of the Board. Our Human Resources Department provides the Chairman of the Board with statistical information regarding board pay from one or more compensation surveys as well as a summary of board of director pay from our peer group (our method of determining our peer group is described in the section titled “Our Process for Setting Executive Compensation” above).

Employee Directors receive no additional compensation for Board service. Non-employee Directors who do not serve on the Audit Committee receive a cash payment of $2,000 per month, and non-employee Directors who serve on the Audit Committee receive a cash payment of $2,625 per month. If the full Board of Directors meets (either in person or by telephone) more than 16 times per year, non-employee Directors receive an additional cash payment of $100 per meeting for each meeting in excess of 16. We pay no other types of meeting fees or committee service retainers to Board members. We do not reimburse any Board members for travel expenses relating to Board meetings. Our Directors received no benefits in fiscal 2008 under defined pension or defined contribution plans. We do not award equity to non-employee Directors. The level of Director compensation did not change during 2008.

The following table provides information about Director compensation during 2008 for those Directors who are not named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[1]	Total ($)
James J. Bennett	24,000	—	—	—	—	—	24,000
Albert J. Hillman	31,500	—	—	—	—	—	31,500
Ruediger Naumann-Etienne	31,500	—	—	—	—	—	31,500
Louis Drapeau	31,500	—	—	—	—	—	31,500
Alice N. Schwartz	24,000	—	—	—	—	—	24,000

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and proxy statement.

THE COMPENSATION COMMITTEE

Albert J. Hillman

Ruediger Naumann-Etienne

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee was established on September 24, 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004, a copy of which is available on our Web site at www.bio-rad.com. During fiscal year 2008, the Audit Committee was comprised of Albert J. Hillman, Ruediger Naumann-Etienne and Louis Drapeau who were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual. Albert J. Hillman and Ruediger Naumann-Etienne joined the Audit Committee in October 2001. Mr. Drapeau joined the Audit Committee on February 14, 2007.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2008.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;

•	reviewed and discussed our assessment of internal control over financial reporting with management;

•

discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Deloitte & Touche LLP, our independent auditors, required by applicable requirements of the Public Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: The aggregate fees billed for professional services rendered by our current independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audits of our annual financial statements (including all of our subsidiaries) and internal controls, audit-related fees, tax fees and all other fees for the fiscal years ended December 31, 2007 and 2008, as compiled on an invoice-date basis were:

	2007	2008
Audit Fees[1]	$4,741,100	$8,241,600
Audit-Related Fees[2]	$1,093,800	$82,200
Tax Fees[3]	$1,159,700	$1,290,300
All Other Fees	$0	$0

[1]

Audit Fees include aggregate fees when billed for professional services rendered in connection with Deloitte & Touche’s audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Forms 10-Q, and the attestation services for the statutory audits of international subsidiaries. Audit Fees in 2008 include approximately $2.6 million for fees billed for services performed in 2007, including services related to the audits of the DiaMed entities.

[2]

Audit-Related Fees in 2007 and 2008 are for fees billed for services related to the audit of DiaMed Holding AG in connection with our Current Report on Form 8-K/A filed with the Securities Exchange Commission on December 14, 2007.

[3]	Tax Fees include aggregate fees billed for professional services rendered in connection with tax planning, international tax compliance and expatriate income taxes.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” are compatible with maintaining our independent auditor’s independence, and has determined that the provision of such services to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE

Albert J. Hillman

Ruediger Naumann-Etienne

Louis Drapeau

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to insiders were complied with, except that Steven Schwartz, as beneficial owner of more than ten percent of our outstanding Class B Common Stock through his status as a general partner in Blue Raven Partners, L.P., did not file the following: a Form 3 with respect to his interest in 4,060,054 shares of Class B Common Stock contributed to the Blue Raven partnership on December 13, 1999; a Form 5 with respect to gifts of Class B Common Stock to him and/or his wife of 1,600 shares on November 27, 2000, 1,600 shares on January 16, 2001, 710 shares on December 5, 2002, 800 shares on December 3, 2003, 720 shares on January 6, 2004, 880 shares on February 23, 2005, 600 shares on November 14, 2006, 700 shares on March 13, 2007 and 480 shares on February 28, 2008, and with respect to 750 inherited shares of Class B Common Stock on March 15, 2005; and a Form 4 with respect to sales of Class A Common Stock by his wife of 381 shares on January 9, 2006 and 120 shares on November 9, 2006. All of the foregoing share amounts have been adjusted for stock splits.

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to serve as our auditors for the fiscal year ending December 31, 2009. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of Deloitte & Touche LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2009.

III. OTHER MATTERS

At the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Our annual report for the year ended December 31, 2008, including financial statements, has been mailed, or is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for our annual meeting.

Stockholders of record on March 2, 2009 may obtain copies without charge of our annual report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, Attention: Secretary, no later than December 4, 2009.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in the Company’s proxy statement, you must submit it in writing to us at the above address by February 17, 2010.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 3, 2009

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors and Proposal — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:	For	Withhold		For	Withhold	+
01 - Louis Drapeau	☐	☐	02 - Albert J. Hillman	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X 0 2 1 0 0 0 2	+

<STOCK#> 010WJA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2009

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on March 2, 2009, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 28, 2009 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors and Proposal — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - James J. Bennett	☐	☐	02 - Ruediger Naumann-Etienne	☐	☐	03 - Alice N. Schwartz	☐	☐

04 - David Schwartz	☐	☐	05 - Norman Schwartz	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X 0 2 1 0 0 0 4	+

<STOCK#> 010WNA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2009

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on March 2, 2009, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 28, 2009 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)